Exhibit 99.3

Change of Control Notice and Offer to Purchase

of

BOE MERGER CORPORATION

Change of Control Notice and Offer to Purchase for Cash

Any and All of the Outstanding $205,000,000 Aggregate Principal Amount of

10% Senior Notes due 2018 of

BWAY HOLDING COMPANY

CUSIP No. 12429TAB0

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS OFFER TO PURCHASE, THE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON NOVEMBER 5, 2012, UNLESS THE OFFER IS EXTENDED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE “EXPIRATION DATE”). NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (THE “WITHDRAWAL DEADLINE”), UNLESS THE EXPIRATION DATE IS EXTENDED.

BOE Merger Corporation, a Delaware corporation (“Merger Sub”), hereby offers (the “Offer”) to purchase for the Change of Control Payment (as defined below), in cash, upon the terms and subject to the conditions set forth in this Change of Control Notice and Offer to Purchase (this “Offer to Purchase”) and in the accompanying Letter of Transmittal for Notes (the “Letter of Transmittal”), any and all of the outstanding $205,000,000 aggregate principal amount of its 10% Senior Notes (the “Notes”) of BWAY Holding Company, a Delaware Corporation (the “Company”). The “Change of Control Payment” with respect to the Notes is 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest with respect to such Notes to, but not including, the Expiration Date (which shall be the Change of Control Payment Date (as defined in the Indenture (as defined below)), subject to the rights of each registered holder (each, a “Holder” and, collectively, the “Holders”) of the Notes on the relevant record date to receive interest due on the relevant interest payment date. The Change of Control Payment per $1,000 principal amount of repurchased Notes is $1,010.00 plus accrued and unpaid interest to, but not including, the Expiration Date.

Merger Sub is making the Offer in connection with the Agreement and Plan of Merger, dated as of October 2, 2012 (the “Merger Agreement”) entered into by BOE Intermediate Holding Corporation, a Delaware corporation (the “Buyer”), Merger Sub, BWAY Parent Company, Inc., a Delaware corporation (“BWAY Parent”), and Madison Dearborn Capital Partners VI-A, L.P., a Delaware limited partnership solely in its capacity as representative set forth therein, pursuant to which the Buyer has agreed to acquire all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of BWAY Parent upon the terms and subject to the conditions as set forth in the Merger Agreement, pursuant to a merger of Merger Sub with and into BWAY Parent (the “Merger”), with BWAY Parent surviving the Merger as a direct wholly-owned subsidiary of Buyer, and an indirect wholly-owned subsidiary of BOE Holding Corporation, a Delaware corporation (“Holdings”). All of the equity interests in Holdings are owned, directly or indirectly, by certain equity funds managed by Platinum Equity, LLC and certain of its affiliates (“Platinum”). All capitalized terms used herein but not defined in this Offer to Purchase have the meaning ascribed to them in the Indenture.

Merger Sub is making the Offer pursuant to Section 4.14 of the Indenture and the Notes which provides that if a “Change of Control,” as defined in the Indenture (a “Change of Control”), occurs, each Holder will have the right to require the Company to make an offer (or such offer may, at the Company’s option, be made by a third party in lieu of the Company) (a “Change of Control Offer”) to each Holder to repurchase all or any part of such Holder’s Notes at the Change of Control Payment, at or prior to the times and otherwise in compliance with the requirements set forth in the Indenture and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer. Under the Indenture, the completion of the Merger would constitute a Change of Control and therefore would enable each Holder to require the Company to make a Change of Control Offer to each Holder to repurchase all or any part of that Holder’s Notes at the Change of Control Payment. The Indenture provides that the Change of Control Offer may be made in advance of, or conditioned upon the consummation of, a Change of Control. Buyer expects to make the Change of Control Payment for all or any part of that Holder’s Notes with the proceeds from notes issued by the Company upon the closing of the Merger.

Concurrently with, but separate from, the Offer, the Company is soliciting consents (the “Consent Solicitation”) of the Holders to among other things: (a) amend the defined term “Change of Control” to provide that the Merger will not constitute a Change of Control, (b) provide that Platinum and certain of its Affiliates will each be “Sponsors” under the Indenture and (c) add to, amend, supplement or change certain other provisions of the Indenture (collectively, the “Proposed COC Amendments”).

If the Holders of at least a majority in aggregate principal amount of the outstanding Notes deliver valid and unrevoked consents to the Proposed COC Amendments (the “Requisite Consents”), the Company will execute a supplemental indenture to the Indenture effecting the Proposed COC Amendments, and the Offer will be terminated promptly after such supplemental indenture has become effective and no Notes will be required to be purchased pursuant to the Offer.

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will accept for payment all Notes validly tendered (and not properly withdrawn) pursuant to the Offer on the Expiration Date. Such payment will be made by the Company to The Depository Trust Company (“DTC”), which is the sole Holder of the Notes. Unless the Company defaults in the payment of the Change of Control Payment, the Holders of Notes tendered pursuant to the Offer and accepted for payment will no longer be entitled to accrued interest with respect to such tendered Notes after the Change of Control Payment Date, which shall be the Expiration Date.

Any Holder desiring to tender all or any portion of such Holder’s Notes must comply with the procedures for tendering Notes set forth herein in “Procedures for Tendering Notes” and in the Letter of Transmittal. Tenders of Notes may be withdrawn at any time prior to the Withdrawal Deadline, which is any time prior to the Expiration Date, unless the Expiration Date is extended. In the event of a withdrawal of Notes, the Notes so withdrawn will be promptly returned to the Holder. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holders.

No action by any Holder is required unless such Holder wishes to tender such Holder’s Notes pursuant to this Offer to Purchase. Any Notes not tendered in the Offer (or surrendered and withdrawn prior to the Withdrawal Deadline) will remain obligations of the Company, will continue to accrue interest and will have all of the benefits of the Indenture.

THE OFFER IS BEING MADE PURSUANT TO SECTION 4.14 OF THE INDENTURE AND THE NOTES. THIS OFFER TO PURCHASE IS GOVERNED BY THE INDENTURE, THE NOTES AND APPLICABLE LAW AND DOES NOT CONSTITUTE A REDEMPTION OF, OR AN ELECTION BY THE COMPANY TO REDEEM, THE NOTES. HOLDERS HAVE AN ELECTION WHETHER OR NOT TO ACCEPT THE OFFER.

No person has been authorized to give any information or to make any representations directly related to this Offer other than those contained in this Offer to Purchase and, if given or made, such information or representations must not be relied upon as having been authorized. This Offer to Purchase and related documents do not constitute an offer to buy or the solicitation of an offer to sell securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this Offer to Purchase shall not, under any circumstances, create any implication that the information contained herein is current as of any time subsequent to the date of such information.

Any questions or requests for assistance or for additional copies of this Offer to Purchase or related documents may be directed to the Tender Agent at one of its telephone numbers set forth on the last page hereof. Any beneficial owner owning interests in Notes may contact such beneficial owner’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

i

AVAILABLE INFORMATION

Each of the Merger Sub and the Buyer was formed for the sole purpose of completing the Merger and related transactions, whereby the Merger Sub will merge with and into BWAY Parent, Buyer will become the direct owner of the surviving entity, Holdings will become the indirect owner of the surviving entity and the Company will become the indirect subsidiary of the surviving entity. BWAY Parent and the Company file periodic reports and other information with the U.S. Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning the Company’s business, principal physical properties, capital structure, material pending litigation, operating results, financial condition, directors and officers (including their remuneration and equity awards granted to them), the principal holders of BWAY Parent securities, any material interests of such persons in transactions with the BWAY Parent, and other matters is required to be disclosed in periodic reports distributed to the BWAY Parent’s stockholders and filed with the SEC. Such reports and other information are available for inspection at the public reference room at the SEC’s office at 100 F Street, NE, Washington, DC 20549. Copies may be obtained by mail, upon payment of the SEC’s customary charges, by writing to its principal office at 100 F Street, NE, Washington, DC 20549. Further information on the operation of the SEC’s public reference room in Washington, DC can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, such as BWAY Parent and the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Statements made in this Offer to Purchase concerning the provisions of any contract, agreement, indenture or other document are not necessarily complete. With respect to each such statement concerning a contract, agreement, indenture or other document filed with the SEC, reference is made to such filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Offer to Purchase incorporates documents by reference which are not presented in or delivered with this Offer to Purchase.

The following documents filed by the Company are hereby incorporated by reference and shall be considered to be a part of this Offer to Purchase:

•	Annual Report on Form 10-K for the year ended September 30, 2011 (filed on December 20, 2011);

•

Quarterly Reports on Form 10-Q for the quarters ended December 31, 2011 (filed on February 14, 2012), March 31, 2012 (filed on May 15, 2012) and June 30, 2012 (filed on August 14, 2012 and amended by Form 10-Q/A filed on September 13, 2012); and

•	Current Reports on Form 8-K filed on October 4, 2011, March 9, 2012 and October 5, 2012.

All documents and reports that BWAY Parent files with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) after the date hereof and prior to the Expiration Date shall be incorporated by reference into this Offer to Purchase from the date of filing of such documents. The information contained on our website www.bwaycorp.com is not incorporated into this Offer to Purchase.

You should not assume that the information in this Offer to Purchase, any supplement hereto or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Offer to Purchase will be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained in this Offer to Purchase or any other subsequently filed document that is deemed to be incorporated by reference into this Offer to Purchase modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

The information relating to BWAY Parent and the Company contained in this Offer to Purchase should be read together with the information in the documents incorporated by reference.

PURPOSE OF THE OFFER

The Offer is being made pursuant to the Indenture, dated as of June 16, 2010 (as amended by the First Supplemental Indenture, dated as of June 16, 2010, the Second Supplemental Indenture dated as of November 1, 2010 and the Third Supplemental Indenture, dated as of January 6, 2011, the “Indenture”), between the Company, as issuer, the guarantors named therein (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), under which the Notes were issued, and the Notes, which provide that, following a Change of Control, the Company will be required to make a Change of Control Offer to each Holder of Notes, which offer may, at the Company’s option, be made by a third party in lieu of the Company and, at the Company’s option may be made in advance of or conditioned upon the consummation of the Merger.

The consummation of the Merger would constitute a Change of Control and therefore would require the Company to make a Change of Control Offer under Section 4.14 of the Indenture absent a third party making a Change of Control Offer pursuant to the Indenture. The Change of Control Offer is subject to the satisfaction of certain conditions, including (i) consummation of the Merger (which condition may not be waived without the consent of the Company) and (ii) the Requisite Consents not having been received with respect to the Proposed COC Amendments in the Consent Solicitation. We will not extend the Expiration Date beyond December 3, 2012, the 60th day after this Change of Control notice.

Concurrently with the Offer, on October 5, 2012, the Company launched the Consent Solicitation for consents of the Holders to the Proposed COC Amendments, which provide that the Merger will not constitute a Change of Control under the Indenture and that Platinum and certain of its Affiliates will each be “Sponsors” under the Indenture. The Consent Solicitation is being made upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated October 5, 2012 of the Company (as the same may be amended or supplemented from time to time, the “Consent Solicitation Statement”). Interested Holders should read the Consent Solicitation Statement for additional information concerning the Consent Solicitation and the Proposed COC Amendments.

If the Holders of at least a majority in aggregate principal amount of the outstanding Notes deliver valid and unrevoked consents to the Proposed COC Amendments, the Company will execute a supplemental indenture to the Indenture effecting the Proposed COC Amendments, and the Offer will be terminated promptly after such supplemental indenture has become effective and no Notes will be required to be purchased pursuant to the Offer.

THE OFFER

General

Merger Sub hereby offers to purchase for the Change of Control Payment, in cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and the Letter of Transmittal, any and all of the outstanding Notes that are properly tendered (and not properly withdrawn) prior to the Expiration Date. Merger Sub will accept only tenders of Notes in an amount equal to $1,000 principal amount or any integral multiple of $1,000 in excess thereof, provided that the unpurchased portion must be at least $2,000. Tenders of Notes may be withdrawn at any time prior to the Withdrawal Deadline. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be returned promptly to the tendering Holders.

The Offer is being made pursuant to Section 4.14 of the Indenture. This Offer to Purchase serves as the notice to each Holder describing Merger required by Section 4.14(a) of the Indenture.

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, on the Change of Control Payment Date, which shall be the Expiration Date, Merger Sub will purchase and accept for payment all Notes validly tendered (and not properly withdrawn) pursuant to the Offer. The Buyer expects to make the Change of Control Payment for all or any part of that Holder’s Notes with the proceeds from notes issued by the Company upon the closing of the Merger. Such payment will be made to DTC, which is the sole Holder of the Notes. Therefore, a holder of a beneficial interest in the Notes that has validly tendered their Notes in the Offer must look solely to DTC and the DTC Participants for payments of amounts owed to them by reason of acceptance of the tender of their Notes in the Offer.

If less than all the principal amount of Notes held by a Holder is surrendered and purchased pursuant to the Offer, the Company will issue, and the Trustee will authenticate and deliver to or on the order of the Holder thereof, new Notes of authorized denominations, in principal amount equal to the portion of the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

No action by a Holder of Notes is required unless such Holder wishes to tender such Holder’s Notes pursuant to this Offer to Purchase. Notes not tendered will remain obligations of the Company under the terms and conditions of the Indenture, and will continue to accrue interest. The Company does not make any recommendation as to whether or not Holders of the Notes should tender their Notes pursuant to this Offer to Purchase. Each Holder of Notes must make its own decision as to whether or not to tender Notes.

After the Expiration Date, the Company may purchase additional Notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers, optional redemptions or otherwise, subject to compliance with the Indenture and applicable law. Any future purchases may be on the same terms or on terms that may be more or less favorable to Holders than the terms of the Offer. Any future purchases will depend on various factors at that time.

If the Requisite Consents are received with respect to the Proposed COC Amendments, the Company will execute a supplemental indenture to the Indenture effecting the Proposed COC Amendments, and the Offer will be terminated promptly after such supplemental indenture has become effective and no Notes will be required to be purchased pursuant to the Offer.

Conditions of the Change of Control Offer

Notwithstanding any other provision of the Change of Control Offer, and in addition to, and not in limitation of, Merger Sub’s rights to extend or amend the Change of Control Offer, Merger Sub shall not be obligated to accept for purchase, and to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Change of Control Offer if any of the conditions or events set forth in paragraphs (a) through (e) below shall occur:

(a) (i) any general suspension of trading in, or limitation on prices for, securities or financial markets in the United States, (ii) a material impairment in the trading market for debt securities in the United States, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iv) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (v) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of emergency or war by the United States that would reasonably be expected to have a materially disproportionate effect on the Company’s business, operations, condition or prospects relative to other companies in our industry or (vi) any significant adverse change in the securities or financial markets in the United States generally or in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

(b) the existence of an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction that shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent or materially restrict or delay consummation of the Change of Control Offer or that is reasonably likely to be materially adverse to the Company or its subsidiaries’ business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects;

(c) any instituted or pending action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, that challenges the making of the Change of Control Offer or is reasonably likely to directly or indirectly prohibit, prevent, restrict or delay the consummation of the Change of Control Offer or otherwise adversely affects in any material manner the Change of Control Offer

(d) there exists, in Merger Sub’s sole judgment, any other actual or threatened legal impediment to the Change of Control Offer or any other circumstances that would materially adversely affect the transactions contemplated by Change of Control Offer; or

(e) an event or events or the likely occurrence of an event or events that would or might reasonably be expected to prohibit, restrict or delay the consummation of the Change of Control Offer, or Merger Sub shall have determined that anything could impair the contemplated benefits of the Change of Control Offer.

In addition, Merger Sub’s obligation to accept for purchase, and to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Change of Control Offer is conditioned upon:

(x) consummation of the Merger (which condition may not be waived without the consent of the Company) (the “Merger Condition”); and

(y) the Requisite Consents not having been received with respect to the Proposed COC Amendments in the Consent Solicitation.

Other than the Merger Condition, the conditions described above are solely for Merger Sub’s benefit and may be asserted by Merger Sub regardless of the circumstances giving rise to any such condition, including any action or inaction by Merger Sub in Merger Sub’s sole discretion, and may be waived by Merger Sub, in whole or in part, at any time and from time to time prior to the Expiration Date. Merger Sub’s failure at any time to exercise any of Merger Sub’s rights will not be deemed a waiver of any other right, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

Merger Sub expressly reserves the right, in Merger Sub’s sole discretion, subject to applicable law, to waive any and all of the conditions of the Change of Control Offer other than the Merger Condtion. If any of the conditions are not satisfied or waived by Merger Sub on the Expiration Date, Merger Sub may terminate the Change of Control, or any portion of it, or extend the Change of Control Offer, or any portion of it, and continue to accept tenders of Notes.

Effects of the Offer

Unless there is a default on the payment of the Change of Control Payment, the Holders of Notes tendered pursuant to the Offer and accepted for payment will no longer be entitled to accrued interest with respect to such tendered Notes after the Change of Control Payment Date. Interest on any Notes that are not tendered pursuant to the Offer will continue to accrue interest with respect to such untendered Notes.

Holders of Notes that are not tendered pursuant to the Offer will not have the right after the Expiration Date to require the Company to make a Change of Control Offer relating to such Notes as a result of the consummation of the Merger or any transactions contemplated thereby.

The Notes are not listed on any securities exchange. Although the amount of Notes outstanding after the consummation of the Offer will be unchanged, the liquidity of the Notes may be adversely affected by the Offer. The liquidity of any market for the Notes will depend on a number of factors, including but not limited to, the number of Holders and the Company’s and BWAY Parent’s operating performance, financial condition or prospects, the market for similar securities, the interest of securities dealers in making a market in the Notes and prevailing interest rates. Accordingly, there is no assurance that an active market in the Notes will exist following consummation of the Offer and no assurance as to the prices at which the Notes may trade. In addition, immediately following the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Platinum and/or certain of its affiliates will beneficially own substantially all of the voting stock of the Company. As a result, Platinum and/or certain of its Affiliates will be in a position to control all matters affecting the Company, including decisions regarding extraordinary business transactions, fundamental corporate transactions, appointment of members to the Company’s management, election of directors and the Company’s corporate and management policies. The interests of Platinum and/or certain of its Affiliates as controlling stockholders could conflict with the interests of Holders.

Expiration Date; Extensions; Amendments; Termination

The Offer will expire on the Expiration Date, unless extended pursuant to the procedures set forth herein. The Indenture specifically provides that the Offer may be conditioned upon the Change of Control. This Change of Control Offer is subject to the conditions described herein, including consummation of the Merger Condition (which condition may not be waived without the Company’s consent). We expect that the Expiration Date and Change of Control Payment Date will be the date the Merger is completed. We will not extend the Expiration Date beyond December 3, 2012, the 60th day after this Change of Control notice. During any extension of the Offer, all Notes previously tendered pursuant to the Change of Control Offer (and not properly withdrawn) will remain subject to the Offer and may be accepted for payment, subject to the withdrawal rights of Holders.

Merger Sub expressly reserves the right, subject to the terms of conditions of the Merger Agreement, and the requirements of the Indenture, the Notes and applicable law, to amend the terms of the Offer in any respect or to terminate the Offer for any reason. Merger Sub is making the Offer in contemplation of, and conditioned upon the consummation of a Change of Control upon the consummation of the Merger. If the Merger is not completed on or prior to December 3, 2012 (the date past which the Expiration Date will not be extended), Merger Sub will terminate and not consummate the Offer.

Any extension, termination or amendment of the Offer will be followed as promptly as practicable by a public announcement thereof. Without limiting the manner in which Merger Sub may choose to make a public announcement of any extension, termination or amendment of the Offer, Merger Sub shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to a national news service, except in the case of an announcement of an extension of the Offer, in which case Merger Sub shall have no obligation to publish, advertise or otherwise communicate such announcement other than by issuing a notice of such extension by press release or other public announcement, which notice shall be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date.

Subject to, and promptly after, the execution of a supplemental indenture effecting the Proposed COC Amendments, Merger Sub will terminate the Offer promptly after the supplemental indenture has become effective and no Notes will be required to be purchased pursuant to the Offer.

Acceptance for Payment

Upon the terms and subject to the conditions to the Offer (including if the Offer is extended or amended, the terms of such extension or amendment) and applicable law, the Merger Sub will purchase by accepting for payment, and will pay (with the proceeds from notes issued by the Company upon the closing of the Merger) for, all Notes properly tendered (and not properly withdrawn) pursuant to the Offer, on the Expiration Date. In all cases, payment to tendering Holders will be made only after timely receipt by the Tender Agent of the documentation described under “Procedures for Tendering Notes—Tendering Notes.”

For purposes of the Offer, Merger Sub shall be deemed to have accepted for payment (and thereby to have purchased) tendered Notes, if and when Merger Sub gives oral or written notice to the Tender Agent of the Merger Sub’s acceptance of such Notes for payment. Subject to the terms and conditions of the Offer, payment for Notes so accepted will be made by Merger Sub to DTC, which is the sole Holder of the Notes. Under no circumstances will interest on the Notes be payable by the Company on or after the Expiration Date by reason of delay by DTC in transmitting payment to its direct or indirect participants.

Other Matters

There are no guaranteed delivery provisions provided by Merger Sub in conjunction with the Change of Control Offer under the terms of this Offer or any of the other documents relating to the Change of Control Offer. Holders must tender their Notes in accordance with the procedures set forth under “Procedures for Tendering Notes.”

PROCEDURES FOR TENDERING NOTES

Tendering Notes

The tender of Notes pursuant to the procedures set forth in this Offer to Purchase and in the Letter of Transmittal will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions of the Offer. The tender of Notes will constitute an agreement to deliver good and marketable title to all tendered Notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

UNLESS THE NOTES BEING TENDERED ARE DEPOSITED BY THE HOLDER WITH THE TENDER AGENT PRIOR TO THE EXPIRATION DATE (ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL), MERGER SUB MAY, AT ITS OPTION, REJECT SUCH TENDER. PAYMENT FOR NOTES WILL BE MADE ONLY AGAINST DEPOSIT OF TENDERED NOTES AND DELIVERY OF ALL OTHER REQUIRED DOCUMENTS.

Only record Holders of Notes are authorized to tender their Notes pursuant to the Offer. All Notes currently outstanding are held through DTC and have been issued in the form of global notes registered in the name of Cede & Co., DTC’s nominee (the “Global Notes”). Accordingly, to properly tender Notes or cause Notes to be tendered, the following procedures must be followed.

Each beneficial owner of Notes who wishes to tender Notes held through a participant (a “DTC Participant”) of DTC (i.e., a custodian bank, depositary, broker, trust company or other nominee) must instruct such DTC Participant to cause its Notes to be tendered in accordance with the procedures set forth in this Offer to Purchase.

Pursuant to an authorization given by DTC to the DTC Participants, each DTC Participant that holds Notes through DTC must transmit its acceptance through the DTC Automated Tender Offer Program (“ATOP”) (for which the transaction will be eligible), and DTC will then edit and verify the acceptance, execute a book-entry delivery to the Tender Agent’s account at DTC and send an Agent’s Message (as defined below) to the Tender Agent for its acceptance. Promptly after the date of this Offer to Purchase, the Tender Agent will establish accounts at DTC for purposes of the Offer with respect to Notes held through DTC, and any financial institution that is a DTC Participant may make book-entry delivery of interests in Notes into the Tender Agent’s account through ATOP. Although delivery of interests in the Notes may be effected through book-entry transfer into the Tender Agent’s account through ATOP, an Agent’s Message in connection with such book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Tender Agent at its address set forth on the back cover of this Offer to Purchase prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Tender Agent. The confirmation of a book-entry transfer into the Tender Agent’s account at DTC, as described above, is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Tender Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participant has received a Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC Participant.

At or as of the Expiration Date, DTC will deliver to the Tender Agent a properly completed and duly executed Letter of Transmittal with respect to the aggregate principal amount of Notes as to which it has delivered Agent’s Messages, and Cede & Co. will deliver to the Tender Agent the Global Notes.

No Guaranteed Delivery

There are no guaranteed delivery provisions provided for by Merger Sub in connection with the Offer. Holders must tender Notes in accordance with the provisions set forth in “Procedures for Tendering Notes.”

U.S. Federal Income Tax Withholding

Under the “backup withholding tax” provisions of U.S. federal income tax law, unless a tendering Holder or his or her assignee (in either case, the “Payee”) satisfies the conditions described in Instruction 4 of the Letter of Transmittal, the Change of Control Payment will be subject to backup withholding tax at a rate of 28%. To prevent backup withholding, each Payee should complete and sign the IRS Form W-9 accompanying the Letter of Transmittal or, in the case of non-U.S. Holders, an applicable IRS Form W-8. See Instruction 5 of the Letter of Transmittal.

Effect of Letter of Transmittal

Subject to, and effective upon the acceptance for, purchase of and payment for Notes tendered thereby, by executing and delivering a Letter of Transmittal a tendering Holder (i) irrevocably sells, assigns and transfers to Merger Sub, all right, title and interest in and to all Notes tendered thereby, (ii) waives any and all rights with respect to such Notes (including without limitation any existing or past defaults and their consequences with respect to such Notes and the Indenture), (iii) releases and discharges the Company and the Trustee from any and all claims such Holder may have now or may have in the future arising out of, or related to, such Notes, including without limitation any claim that such Holder is entitled to receive additional principal or interest payments with respect to such Notes or to participate in any redemption or defeasance of the Notes and (iv) irrevocably constitutes and appoints the Tender Agent the true and lawful agent and attorney-in-fact of such Holder with respect to any such Notes (with full knowledge that the Tender Agent is also an agent of Merger Sub), with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Notes, or transfer ownership of such Notes, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to Merger Sub, (b) present such Notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Tender Agent will have no rights to, or control over, funds from Merger Sub, except as agent for Merger Sub, for the Change of Control Payment for any tendered Notes that are purchased by Merger Sub), all in accordance with the terms of the Offer.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Notes will be resolved by Merger Sub, whose determination will be final and binding. Merger Sub reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of counsel for Merger Sub, be unlawful. Merger Sub also reserves the absolute right to waive any condition to the Offer and any irregularities or conditions of tender as to particular Notes. Merger Sub’s interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as Merger Sub shall determine. Merger Sub and the Tender Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Notes received by the Tender Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Tender Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

LETTERS OF TRANSMITTAL AND NOTES MUST BE SENT ONLY TO THE TENDER AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR NOTES TO MERGER SUB OR THE COMPANY.

THE METHOD OF DELIVERY OF NOTES AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSONS TENDERING AND DELIVERING ACCEPTANCES OR LETTERS OF TRANSMITTAL, AND, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE TENDER AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE TENDER AGENT PRIOR TO EXPIRATION DATE. THE LETTER OF TRANSMITTAL NEED NOT BE COMPLETED BY A HOLDER TENDERING NOTES THROUGH ATOP.

Withdrawal Rights

Tenders of Notes (in an amount equal to $1,000 principal amount or any integral multiple of $1,000 in excess thereof) may be withdrawn at any time prior to the Withdrawal Deadline.

A DTC Participant who has transmitted its acceptance through ATOP of Notes held through DTC may, prior to the Withdrawal Deadline, withdraw the instruction given thereby by (i) withdrawing such Holder’s acceptance through ATOP or (ii) delivering to the Tender Agent by telegram, telex, facsimile transmission or letter setting forth the name of the DTC Participant, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have the Notes purchased. Withdrawal of such an instruction will be effective upon receipt of such notice of withdrawal by the Tender Agent.

A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC Participant or a Holder, as the case may be, in the same manner as the person’s name appears on its transmission through ATOP or Letter of Transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A Holder or DTC Participant may withdraw a tender only if such withdrawal complies with the provisions of this Offer to Purchase.

A withdrawal of an instruction previously given pursuant to the transmission of an acceptance through ATOP or a withdrawal of a tender by a Holder may be rescinded only by (i) a new transmission of acceptance through ATOP, or (ii) execution and delivery of a new Letter of Transmittal, as the case may be, in accordance with the procedures described herein.

If the Requisite Consents are received with respect to the Proposed COC Amendments, the Company will execute a supplemental indenture to the Indenture effecting the Proposed COC Amendments, and the Offer will be terminated promptly after such supplemental indenture has become effective and no Notes will be required to be purchased pursuant to the Offer.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or that may be included in this Offer to Purchase (including the documents incorporated by reference) are or may be deemed to be forward-looking statements. Undue reliance should not be placed on these statements. Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that the Company made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. These statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include:

•	competitive risks from other container manufacturers or self-manufacture by customers;

•	termination of the Company’s customer contracts;

•	loss or reduction of business from key customers;

•	dependence on key personnel;

•	increases in steel, resin or other raw material and energy costs or availability, which cost increases may not coincide with the Company’s ability to timely or fully recoup such increases;

•	product liability or product recall costs;

•	lead pigment and lead paint litigation;

•	increased consolidation in the Company’s end-markets;

•	consolidation of key suppliers;

•	decreased sales volume in the Company’s end-markets;

•	increased use of alternative packaging;

•	product substitution;

•	labor unrest;

•	environmental, health and safety costs;

•	management’s inability to evaluate and selectively pursue acquisitions;

•	fluctuation of the Company’s quarterly operating results;

•	current economic conditions;

•	the availability and cost of financing;

•	an increase in interest rates;

•	restrictions in our debt agreements; and

•	fluctuations of the Canadian dollar.

Further descriptions of these risks, uncertainties, and other matters can be found in the Company’s annual report and other reports filed from time to time with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended September 30, 2011. The Company cautions that the foregoing list of important factors is not complete, and the Company assumes no obligation to update or revise any forward-looking statement that the Company may make.

The Company believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use the Company’s historical performance to anticipate results or future period trends.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

Pursuant to Circular 230 issued by the U.S. Department of the Treasury, we are required to inform you that you cannot rely upon any tax discussion contained in this document for the purpose of avoiding U.S. federal tax penalties. The tax discussion contained in this document was written to support the promotion or marketing of the transactions or matters described in this document. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The following is a summary of certain U.S. federal income tax consequences of the Offer, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder (the “Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. No assurance can be given that the statements and conclusions described herein will be respected by the Internal Revenue Service (the “IRS”) or, if challenged, by a court. This summary is limited to the tax consequences to those persons who hold the Notes as capital assets within the meaning of Section 1221 of the Code. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities or investors therein, expatriates, tax-exempt organizations, persons that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market, those who hold the Notes as part of a straddle, hedge, conversion transaction or other integrated investment or those who purchase indebtedness of the Company that is newly issued in connection with the financing of the Merger). In addition, this summary does not address U.S. federal alternative minimum tax, the Medicare tax on certain investment income, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction or other tax considerations, including any tax consequences arising under the Consent Solicitation or the Proposed COC Amendments. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

This summary is for general information only. Holders are urged to consult their own tax advisors concerning the U.S. federal income tax and other tax consequences to them of the Offer, as well as the application of state, local and foreign income and other tax laws.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is: (1) an individual who is a citizen or resident of the United States, (2) a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) a valid election to be treated as a U.S. person is in effect with respect to such trust. A “non-U.S. Holder” means a beneficial owner of a Note that is not a U.S. Holder for U.S. federal income tax purposes.

The treatment of a Holder that is a partnership for U.S. federal income tax purposes will generally depend upon the status of its partners and the activities of the partnership. If you are a partner in a partnership which holds the Notes, you should consult your tax advisor about the U.S. tax consequences of the Offer.

UNITED STATES HOLDERS

Tender of Notes pursuant to the Offer

The purchase of Notes pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder that tenders Notes which are purchased in the Offer will recognize gain or loss in an amount equal to the difference between the total consideration received in exchange for such Notes (other than any portion of the consideration that is attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income) and the U.S. Holder’s adjusted tax basis in such Notes. The adjusted tax basis of a U.S. Holder in the Notes is the price such U.S. Holder paid for the Notes, increased by any market discount previously included in gross income and reduced (but not below zero) by any amortized bond premium.

Except to the extent that gain is characterized as ordinary income pursuant to the market discount rules discussed below, any such gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if the Notes have been held for more than one year. Long-term capital gains recognized by non-corporate holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. Holder will be treated as having acquired a Note at a market discount for U.S. federal income tax purposes if its stated principal amount exceeded its initial tax basis in the hands of such U.S. Holder. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the stated principal amount of the Note, multiplied by the number of complete years to maturity at the time of such acquisition. In general, any gain realized on the sale of a Note having market discount will be treated as ordinary income to the extent of any market discount that has accrued during the Holder’s holding period (on a straight line basis or, if elected, on a constant yield basis).

Treatment of non-tendering U.S. Holders

A U.S. Holder that does not tender its Notes pursuant to the Offer will not realize gain or loss for U.S. federal income tax purposes as a result of the Offer.

NON-UNITED STATES HOLDERS

Treatment of tendering non-U.S. Holders

Except with respect to accrued and unpaid interest, a non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale of a Note in the Offer unless (a) the non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met (in which case the non-U.S. Holder will be subject to 30% U.S. federal income tax on any gain recognized, net of certain U.S. source net capital losses), or (b) such gain is effectively connected with a U.S. trade or business (in which case such gain will be taxed as described below).

Accrued and unpaid interest realized on a sale of a Note pursuant to the Offer generally will not be subject to U.S. federal income or withholding tax, provided that such payments are not effectively connected with the conduct of a trade or business in the United States and:

(1)	the non-U.S. Holder is not a “10 percent shareholder,” within the meaning of the Code and applicable Regulations, with respect to the Company;

(2)	the non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Company within the meaning of Section 864(d)(4) of the Code;

(3)	the non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

(4)	the non-U.S. Holder provides a properly completed IRS Form W-8BEN certifying its non-U.S. status.

Alternatively, such accrued but unpaid interest will be exempt from withholding of U.S. federal income tax if (A) such non-U.S. Holder provides a properly completed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty or (B) such interest is effectively connected with such non-U.S. Holder’s conduct of a U.S. trade or business and such non-U.S. Holder provides a properly completed IRS Form W-8ECI or Form W-8BEN, as applicable.

Accrued and unpaid interest that is not exempt from withholding as described above will be subject to a 30% U.S. federal withholding tax (unless an applicable income tax treaty provides otherwise).

If any gain or income (including amounts attributable to accrued and unpaid interest) realized by a non- U.S. Holder upon the sale of a Note pursuant to the Offer is effectively connected with a U.S. trade or business of the non-U.S. Holder, the non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will generally be subject to tax on a net income basis as if it were a U.S. Holder (unless an applicable income tax treaty provides otherwise). In addition, if such Holder is a foreign corporation and the gain or income (including amounts attributable to accrued and unpaid interest) is effectively connected with its U.S. trade or business, such non-U.S. Holder may be subject to a branch profits tax equal to 30% (or a lower applicable treaty rate) of its effectively connected earnings and profits, subject to adjustments.

Treatment of non-tendering non-U.S. Holders

A non-U.S. Holder that does not tender its Notes pursuant to the Offer will not be treated as having sold or otherwise disposed of the Notes for U.S. federal income tax purposes or otherwise be subject to U.S. federal income tax as a result of the Offer.

BACKUP WITHHOLDING AND INFORMATION REPORTING

U.S. Holders

A U.S. Holder whose Notes are tendered and accepted for payment may be subject to backup withholding tax at the rate of 28% of the gross proceeds from such tender and payment, unless the U.S. Holder (1) is a corporation or other exempt recipient and, when required, establishes this exemption or (2) provides its correct taxpayer identification number on an IRS Form W-9, properly certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. Holder that does not provide the Tender Agent with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding tax is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Information statements reporting the Change of Control Payment may be provided to tendering U.S. Holders and to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for obtaining such exemption, if applicable.

Non-U.S. Holders

A non-U.S. Holder whose Notes are tendered and accepted for payment will not be subject to backup withholding if the non-U.S. Holder certifies its foreign status on the appropriate IRS Form W-8 or otherwise establishes an exemption from backup withholding, provided that the payor does not have actual knowledge or reason to know that that the non-U.S. Holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to a payment even if an exemption from backup withholding is established. Copies of any information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Any amounts withheld under the backup withholding tax rules from a payment to a non-U.S. Holder will be allowed as a refund, or a credit against such non-U.S. Holder’s U.S. federal income tax liability, provided that the requisite procedures are timely followed.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for, obtaining an exemption from backup withholding.

THE TENDER AGENT

The Tender Agent for the Offer is Global Bondholder Services Corporation. All deliveries, correspondence and questions sent or presented to the Tender Agent relating to the Offer should be directed to one of the addresses or telephone numbers set forth below. Requests for information or additional copies of the Offer to Purchase, the Letter of Transmittal and the Consent Solicitation Statement should be directed to the Tender Agent.

The Letter of Transmittal, certificates representing tendered Notes and any other required documents should be sent or delivered by each Holder or such Holder’s broker, dealer, commercial bank, trust company or other nominee to the Tender Agent as follows:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free: (866)-937-2200

The Tabulation Agent for the Consent Solicitation is:

Global Bondholder Services Corporation

By facsimile:

(For Eligible Institutions only):

(212) 430-3775/3779

Confirmation:

(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway – Suite 404	65 Broadway – Suite 404	65 Broadway – Suite 404
New York, NY 10006	New York, NY 10006	New York, NY 10006

Merger Sub or its affiliates will pay the Tender Agent reasonable and customary compensation for its services in connection with the Offer, plus reimbursement for reasonable out-of-pocket expenses.

Brokers, dealers, commercial banks and trust companies will be reimbursed by the Company or its affiliates for customary mailing and handling expenses incurred by them in forwarding material to their customers.

MISCELLANEOUS

Merger Sub is not aware of any jurisdiction where the making of the Offer is not in compliance with the laws of such jurisdiction. If Merger Sub becomes aware of any jurisdiction where the making of the Offer would not be in compliance with such laws, Merger Sub will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Offer. If after such good faith effort Merger Sub cannot comply with any such applicable laws, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the Holders residing in such jurisdiction.